As filed with the Securities and Exchange Commission on May 28, 2008

Registration No. 333-123015

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

 Post-Effective Amendment No. 1

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

  REFLECT SCIENTIFIC, INC.

(Name of small business issuer in its charter)

Utah	3821	87-0642556
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1270 South 1380 West

Orem, Utah 84058

(801) 226-4100

(Address and telephone number of principal executive offices and principal place of business)

Kim Boyce, Chief Executive Officer

Reflect Scientific, Inc.

1270 South 1380 West

Orem, Utah 84058

(801) 226-4100

(Name, address and telephone number of agent for service)

Copies to:

Richard A. Friedman, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

(212) 930-9700

(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filed,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐

Accelerated filer ☐

Non-accelerated filer ☐

Smaller reporting company ☒

(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

Reflect Scientific, Inc. (the "Company") filed a registration statement on Form SB-2 (File No. 333-145737) which was declared effective by the SEC on December 21, 2007 in connection with a private placement of 12% Senior Convertible Debentures and 3,846,154 warrants. The registration statement covered the shares of common stock underlying the 12% Senior Convertible Debentures and shares issuable for payment of interest on the 12% Senior Convertible Debentures.  The Company is filing this Post-Effective Amendment No.1 to the Registration Statement to deregister the 3,846,154 shares of common stock underlying the 12% Senior Convertible Debentures.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Provo, State of Utah on May 28, 2008.

REFLECT SCIENTIFIC, INC.

Date:	May 28, 2008	By:	/s/Kim Boyce
Kim Boyce President and Chief Executive Officer

Date:	May 28, 2008	By:	/s/David Strate
David Strate Principal Accounting Officer/Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on December 14, 2007.

Signature	Name and Title

Kim Boyce, Director, Chief Executive Officer
Date: May 28, 2008	(Principal Executive Officer)

Tom Tait, Vice President, Director
Date: May 28, 2008

Craig D. Morrison, Director
Date: May 28, 2008

David Strate, Principal Accounting Officer
Date: May 28, 2008	(Principal Accounting/Financial Officer)